SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No. ___)

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Insteel Industries, Inc.

(Name of Registrant as Specified in its Charter)

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INSTEEL INDUSTRIES, INC.
1373 Boggs Drive
Mount Airy, North Carolina 27030

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON JULY 20, 2004

To the Shareholders of Insteel Industries, Inc.:

     NOTICE IS HEREBY GIVEN that the 2004 Annual Meeting of Shareholders of Insteel Industries, Inc., will be held on Tuesday, July 20, 2004, at 10:00 A.M. local time, at Cross Creek Country Club, 1129 Greenhill Road, Mount Airy, North Carolina 27030, for the following purposes:

1.	To elect three directors of the Company for three-year terms as set forth in the accompanying Proxy Statement, and

2.	To transact such other business, if any, as may properly be brought before the meeting or any adjournments thereof.

     Only shareholders of record at the close of business on May 28, 2004 are entitled to notice of, and to vote at, the meeting and any adjournments thereof.

By Order of the Board of Directors

Gary D. Kniskern
Secretary

Mount Airy, North Carolina
June 21, 2004

Whether or not you intend to be present at the Annual Meeting, please sign, date and return the accompanying Proxy Card promptly, so that your shares of common stock may be represented and voted at the Annual Meeting. A return envelope is enclosed for your convenience. Any shareholder attending the Annual Meeting may vote in person even if that shareholder has returned an executed proxy card.

INSTEEL INDUSTRIES, INC.
1373 Boggs Drive
Mount Airy, North Carolina 27030

PROXY STATEMENT
FOR THE
ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON JULY 20, 2004

     This Proxy Statement and accompanying Proxy are first being sent to shareholders on or about June 21, 2004 in connection with the solicitation of proxies for use at the Annual Meeting of Shareholders (the “Annual Meeting”) of Insteel Industries, Inc. (“Insteel” or the “Company”), to be held on Tuesday, July 20, 2004, at 10:00 A.M. local time, at Cross Creek Country Club, 1129 Greenhill Road, Mount Airy, North Carolina 27030, and at any adjournment thereof.

GENERAL

     The accompanying Proxy is solicited by and on behalf of the Board of Directors (the “Board”) of the Company, and the entire cost of such solicitation will be borne by the Company. In addition to solicitation by mail, copies of solicitation material will be furnished to, and arrangements will be made with, brokerage houses and other custodians, nominees and fiduciaries to send proxy materials to their principals, and the Company will reimburse them for their reasonable expenses in so doing. In addition to the original solicitation of proxies by mail, the Company’s directors, officers and other employees may, without additional compensation, solicit proxies by telephone, facsimile, electronic communication and in person.

     The Board has fixed May 28, 2004 as the record date for the determination of shareholders of the Company’s common stock (no par value) (the “Common Stock”) who are entitled to notice of and to vote at the Annual Meeting. On May 28, 2004, there were 8,586,892 outstanding shares of Common Stock of the Company, each entitled to one vote on each matter to be voted upon at the Annual Meeting. The presence in person or by proxy of a majority of the shares of Common Stock outstanding on the record date constitutes a quorum for purposes of conducting business at the Annual Meeting and any adjournment thereof. Once a share is represented for any purpose at a meeting, it is deemed present for quorum purposes for the remainder of the meeting and any adjournment thereof. Abstentions and shares which are withheld as to voting with respect to one or more of the nominees for director will be counted in determining the existence of quorum.

     Directors are elected by the affirmative vote of a plurality of the votes cast by the shares entitled to vote at a meeting at which a quorum is present. Shareholders do not have cumulative voting rights in connection with the election of directors. Shares which abstain from voting in the election of directors, and shares held in “street name” by brokers or nominees who do not indicate a vote on their proxies because they do not have discretionary authority to vote such shares and have not received instructions as to how to vote in the election of directors (“broker non-votes”), will not be counted as votes in favor of any nominee for director, and will also not be counted as votes cast or shares voting on the election of any particular nominee. Accordingly, abstentions and broker non-votes will have no effect on the voting for the election of directors.

     Prior to its exercise, any shareholder submitting the accompanying Proxy has the right to revoke it by submitting a later dated proxy or by notifying the Secretary of the Company in writing at any time prior to the voting of the Proxy. A Proxy may also be revoked if the person giving the Proxy attends the meeting and votes in person. Where a choice is specified on any Proxy as to the vote on any matter to come before the meeting, the Proxy will be voted in accordance with such specification. If no specification is made, but the Proxy is properly signed, the shares represented thereby will be voted in favor of electing the three nominees for director named herein.

     Management is not aware of any matters, other than the matters specified above, that will be presented for action at the meeting, but, if any other matters do properly come before the meeting, the persons named as agents in the Proxy will vote upon such matters in accordance with their best judgment.

ELECTION OF DIRECTORS

     The Company’s Bylaws provide that the number of directors, as determined from time to time by the Board, shall be not less than nine nor more than fifteen. The Board has fixed the number of directors at nine. The Bylaws further provide that directors shall be divided into three classes serving staggered three-year terms, with each class to be as nearly equal in number as possible.

     The Board has nominated each of the persons named below to serve a three-year term expiring at the 2007 Annual Meeting of Shareholders or until their successors are elected and qualify. All of the nominees presently serve as directors of the Company. The remaining six directors will continue in office as indicated. It is not contemplated that any of the nominees will be unable or unwilling for good cause to serve; but, if that should occur, it is the intention of the agents named in the proxy to vote for election of such other person or persons to the office of director as the Board may recommend.

     The Board recommends that the stockholders vote “FOR” each of the Nominees listed below.

     Certain biographical and other information concerning the nominees for director of the Company and the continuing directors is set forth below:

Nominees to Serve Until the Annual Meeting of Shareholders in 2007:

     Howard O. Woltz, Jr., 79 has been Chairman of the Board since 1958 and has been employed by the Company and its predecessors in various capacities for more than 50 years. He had been President from 1958 to 1968 and from 1974 to 1989. Mr. Woltz also served as a Vice President, General Counsel and a director of Quality Mills, Inc., a publicly-held manufacturer of knit apparel and fabrics for more than 35 years until its acquisition in 1988 by Russell Corporation. Mr. Woltz is the father of H.O. Woltz III. Mr. Woltz serves on the Executive Committee of the Company’s Board.

     C. Richard Vaughn, 64, a director of the Company since 1991, has been employed since 1967 by John S. Clark Company, Inc., a general building contracting company. Mr. Vaughn has served as Chairman of the Board of North Carolina Granite Corporation since 1998. Mr. Vaughn served as Vice President of John S. Clark from 1967-1970 and President from 1970 to 1988 and has served as Chairman of the Board and CEO from 1988 to the present. He also is Chairman of the Board of Riverside Building Supply, Inc. Mr. Vaughn serves on the Executive Committee and as Chairman of the Executive Compensation Committee of the Company’s Board.

     Louis E. Hannen, 65, a director of the Company since 1995, served in various capacities with Wheat, First Securities, Inc., from 1975 until his retirement as Senior Vice President in 1993. Since his retirement in 1993, Mr. Hannen has been an investment advisor and consultant. Mr. Hannen had 30 years of experience in the securities analysis and research field, starting with the U.S. Securities and Exchange Commission in 1963. Mr. Hannen then worked for Craigie and Company (1965-1970) and Legg Mason Wood Walker, Inc. (1970-1975) before joining Wheat, First Securities. Mr. Hannen serves as Chairman of the Audit Committee of the Company’s Board.

Directors Whose Terms Expire at the Annual Meeting of Shareholders in 2006:

     H. O. Woltz III, 47, was elected Chief Executive Officer (“CEO”) in 1991 and has been employed by the Company and its subsidiaries in various capacities since 1978. He was named President and Chief Operating Officer in 1989. He had been Vice President of the Company since 1988 and, previously, President of

Rappahannock Wire Company, formerly a subsidiary of the Company, since 1981. Mr. Woltz has been a director of the Company since 1986 and also serves as President of Insteel Wire Products Company. Mr. Woltz served as President of Florida Wire and Cable, Inc. until its merger with Insteel Wire Products Company in 2002. Mr. Woltz is the son of Howard O. Woltz, Jr. Mr. Woltz serves on the Executive Committee of the Company’s Board.

     Frances H. Johnson, 84, has been a director of the Company since 1982. She has been an investor in the Company and its predecessors since 1958 and has served as a director since 1982. She and members of her family own and manage Johnson Concrete Company, (a manufacturer of concrete block and pipe), of which she is President; Carolina Stalite Company (a manufacturer of expanded slate), of which she is managing partner; and B.V. Hedrick Gravel & Sand Co. (a producer of gravel, sand and crushed stone), of which she is a director.

     Charles B. Newsome, 66, has been a director of the Company since 1982. He is Executive Vice President and General Manager of Johnson Concrete Company and General Manager of Carolina Stalite Company, with which he has been affiliated for more than 20 years. Mr. Newsome serves on the Audit Committee of the Company’s Board.

Directors Whose Terms Expire at the Annual Meeting of Shareholders in 2005:

     W. Allen Rogers, II, 57, has been a director of the Company since 1986, except for during 1997 and 1998. Mr. Rogers is a Principal of Ewing Capital Partners, LLC, an investment banking firm founded in 2003. From 2002 to 2003 he was a Senior Vice President of Intrepid Capital Corporation, an investment banking and asset management firm. From 1998 until 2002, Mr. Rogers was President of Rogers & Company, Inc., a private investment banking boutique. From 1995 through 1997, Mr. Rogers served as a Managing Director of KPMG BayMark Capital LLC, and the investment banking practice of KPMG. Mr. Rogers served as Senior Vice President-Investment Banking of Interstate/Johnson Lane Corporation from 1986 to 1995 and as a member of that firm’s board of directors from 1990 to 1995. Mr. Rogers serves on the Executive Compensation Committee of the Company’s Board.

     Gary L. Pechota, 54, has been a director of the Company’s Board since 1998. Since August 2003, Mr. Pechota has served as the Chief of Staff of the National Indian Gaming Commission. Mr. Pechota was a private investor and consultant from 2001 until August 2003. Mr. Pechota served as the CEO and Chairman of the Board of Giant Cement Holding, Inc. from its inception in 1994 until 2001. He served as CEO of Giant Cement Company, a subsidiary of Giant Cement Holding, Inc., from 1993 to 2001, and as CEO of Keystone Cement Company from 1992 to 2001. Prior to joining Keystone, Mr. Pechota served as President and CEO of South Dakota Cement from 1982 to 1992. Mr. Pechota serves on the Audit Committee of the Company’s Board.

     William J. Shields, 72, has been a director of the Company’s Board since 1998. Mr. Shields served as Chairman of the Board and CEO of Co-Steel, Inc., an international steel producer and scrap recycling company, from 1995 to 1997. Mr. Shields also served as President and CEO of Co-Steel, Inc. from 1987 until 1995. Mr. Shields has been retired since 1997. Mr. Shields serves on the Executive Compensation Committee of the Company’s Board.

SECURITY OWNERSHIP OF PRINCIPAL SHAREHOLDERS AND MANAGEMENT

     The following table sets forth certain information, as of May 28, 2004, with respect to the beneficial ownership of shares of Common Stock by (i) each person known to the Company to beneficially own more than 5% of the outstanding shares of Common Stock, (ii) the directors of the Company, (iii) the other named executive officers included in the “Summary Compensation Table,” and (iv) all directors and executive officers of the Company, as a group. Except as otherwise indicated, each shareholder has sole voting and sole investment power with respect to the shares beneficially owned by such shareholder.

	Amount and Nature of
	Beneficial Ownership
	Number of	Percent of
Name and Address of Beneficial Owner	Shares	Class
5% Shareholders
Towle & Co. (1)	899,000	10.5%
Franklin Advisory Services, Inc. (2)	810,000	9.4%
Johnson Concrete Company (3)	620,263	6.7%

Directors (5)
Howard O. Woltz, Jr. (5)	918,345	10.5%
H. O. Woltz III	574,782	6.5%
C. Richard Vaughn	30,722	*
Frances H. Johnson (6)	74,492	*
Charles B. Newsome	57,497	*
Louis E. Hannen	41,865	*
Gary L. Pechota	48,610	*
W. Allen Rogers, II	27,615	*
William J. Shields	16,610	*

Other Named Executive Officers (4)
Michael C. Gazmarian	81,231	*
Gary D. Kniskern	63,073	*
All directors and executive officers, as a group (11 persons)(7)	2,539,703	27.6%

*	Less than 1%.

(1)	Beneficial ownership information obtained from Towle & Co., 12855 Flushing Meadow Drive, St. Louis, MO 63131 as of May 28, 2004.
(2)	Beneficial ownership information obtained from Franklin Advisory Services, Inc., 777 Mariners Island Boulevard, San Mateo, CA 94403-7777 as of May 28, 2004.
(3)	Excludes 74,492 shares owned or which are obtainable within 60 days of May 28, 2004 upon the exercise of stock options by Mrs. Frances H. Johnson. The shares held in the name of Johnson Concrete Company are beneficially owned by Frances H. Johnson, who is President of Johnson Concrete Company, and, as such, Mrs. Johnson has voting and dispositive power over the shares of the Company’s Common Stock owned of record by such company. The 694,755 shares held of record collectively by Mrs. Johnson and Johnson Concrete Company represent 8.1% of the outstanding common stock. Johnson Concrete Company is owned by Mrs. Johnson and members of her family. The address of Johnson Concrete Company is P. O. Box 1037, Salisbury, NC 28144.
(4)	Ownership reflects shares obtainable within 60 days of May 28, 2004, upon the exercise of stock options as follows: Mr. Woltz, Jr., 148,126 shares; Mr. Woltz III, 184,419 shares; Mr. Vaughn, 19,600 shares; Mrs. Johnson, 19,600 shares; Mr. Newsome, 19,600 shares; Mr. Hannen, 39,565 shares; Mr. Pechota, 13,600 shares; Mr. Rogers, 19,600 shares; Mr. Shields, 13,600 shares; Mr. Gazmarian, 73,463 shares; and Mr. Kniskern, 52,421 shares. Messrs. Gazmarian and Kniskern’s shares reflect the surrender of 159,742 and 114,508 options, respectively, on December 9, 2002 and the grant of 53,247 and 38,169 options on June 13, 2003 under an exchange program as described in the Executive Compensation Committee Report. The amounts reflected also include shares allocated to participants in the Company’s Retirement Savings Plan under its matching provisions as follows: Mr. Woltz III, 14,025 shares; Mr. Woltz, Jr., 131 shares; and Mr. Kniskern, 1,246 shares.
(5)	Includes 72,919 shares (less than 1%) held by a trust, for the benefit of Mr. Woltz, Jr., of which Mr. Woltz, Jr. and a bank are trustees. The trustees share voting and investment power with respect to such shares. The amount reflected also includes 338,309 shares owned by the wife of Mr. Woltz, Jr..
(6)	Excludes 620,263 shares held of record by Johnson Concrete Company. The shares held in the name of Johnson Concrete Company are beneficially owned by Frances H. Johnson, who is President of Johnson Concrete Company, and, as such, Mrs. Johnson has voting and dispositive power over the shares of the Company’s Common Stock owned of record by such company. Johnson Concrete Company is owned by Mrs. Johnson and members of her family. Johnson Concrete Company disclaims beneficial ownership of the 74,492 shares held in the name of Mrs. Johnson. The 694,755 shares held of record collectively by Mrs. Johnson and Johnson Concrete Company represent 8.2% of the outstanding common stock.
(7)	Includes 620,263 shares owned by Johnson Concrete Company. See notes (3) and (6) above.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors, officers and greater than ten percent owners and officers to report their beneficial ownership of the Common Stock and any changes in that ownership to the Securities and Exchange Commission (“SEC”). Specific dates for such reporting have been established by the SEC and the Company is required to report in its proxy statement any failure to file by the established dates during the last fiscal year. To the Company’s knowledge, all of these filing requirements were satisfied by the Company’s directors and officers during the last fiscal year. In making this statement, the Company has relied on the written representations of its incumbent directors and officers and copies of the reports that have been filed with the SEC.

EXECUTIVE COMPENSATION

Summary Compensation Table

     The table below provides information regarding the compensation paid by the Company to the named executive officers for services of such person in all capacities during the fiscal years ended September 27, 2003, September 28, 2002 and September 29, 2001.

				Long-Term
		Annual Compensation		Compensation Awards
				Securities	All Other
				Underlying	Compensation
Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)(1)	Options (#)	($)(2)
Howard O. Woltz, Jr.	2003	161,740	73,839	—	3,420
Chairman of the Board	2002	161,740	73,840	32,400	3,091
	2001	161,740	—	38,146	3,091

H. O. Woltz III	2003	320,000	131,000	—	5,383
President and Chief	2002	320,000	131,000	64,000	2,254
Executive Officer	2001	320,000	—	75,471	5,544

Gary D. Kniskern	2003	135,000	57,516	38,169 (3)	4,586
Vice President-Administration	2002	135,000	57,517	27,000	2,241
and Secretary	2001	135,000	—	31,839	3,928

Michael C. Gazmarian	2003	190,000	71,044	53,247 (3)	5,087
Chief Financial Officer and	2002	190,000	71,044	38,000	2,052
Treasurer	2001	190,000	—	44,811	4,975

(1)	Bonus includes amount paid out under the Return on Capital Incentive Plan during the fiscal year indicated. The amounts shown for 2003 and 2002 each represent 50% of the bonus balance earned from prior years. See “Executive Compensation Committee Report.”
(2)	Represents the current dollar value of the benefit to the named executive officers of the remainder of the premiums paid by the Company during the fiscal year under its Split-Dollar Life Insurance Plan. During the fiscal years 2003, 2002, and 2001 respectively, the amounts were as follows: Mr. Woltz, Jr., $3,420, $3,091, and $3,091; Mr. Woltz III, $383, $252, and $252; Mr. Kniskern, $895, $553, and $553; and Mr. Gazmarian, $337, $225, and $225. Also includes the amount of company matching funds paid into the Company’s Retirement Savings Plan on behalf of the named executive officers. During the fiscal years 2003, 2002 and 2001, respectively, these amounts were as follows: Mr. Woltz III, $5,000, $2,002, and $5,292; Mr. Kniskern, $3,691, $1,688 and $3,375; and Mr. Gazmarian, $4,795, $1,827 and $4,750.
(3)	Options granted as part of a stock option exchange program under which Mr. Gazmarian and Mr. Kniskern surrendered 159,742 and 114,508 options respectively, on December 9, 2002.

Stock Option Grants in Last Fiscal Year

     The table below provides information regarding stock options which have been granted to the named executive officers of the Company during fiscal 2003:

	Individual Grants
	Number of	Percent of			Potential Realized
	Securities	Total Options	Exercise		Value at Assumed
	Underlying	Granted to	or Base		Annual Rates of Stock
	Options	Employees in	Price Per	Expiration	Price Appreciation for
Name	Granted (1)	Fiscal Year (%)	Share ($)	Date	Option Term (2)($)
					5%	10%
Gary D. Kniskern	38,169	20.6	0.65	6/13/13	15,603	39,541
Michael C. Gazmarian	53,247	28.7	0.65	6/13/13	21,766	55,160

(1)	Options are granted at fair market value and become exercisable in three annual installments beginning on the date of grant. Options were granted as part of a stock option exchange program.
(2)	The dollar amounts under these columns represent the potential realizable value of each grant of option assuming that the market price of the Common Stock appreciates in value from the date of grant at the 5% and 10% annual rates prescribed by the SEC and therefore are not intended to forecast possible future appreciation, if any, of the price of the Common Stock.
(3)	No options were granted to Howard O. Woltz, Jr. or H.O. Woltz III in fiscal 2003.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

     The table below provides information regarding stock options exercised during fiscal 2003 and the value of options outstanding at September 27, 2003 for all executive officers of the Company:

	Shares
	Acquired	Value	Number of Securities		Value of Unexercised
	on	Realized	Underlying Unexercised		in-the-Money Options at
Name	Exercise	($)	Options at Fiscal Year-End		Fiscal Year-End (1)($)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Howard O. Woltz, Jr.	—	—	141,961	31,288	8,554	4,406
H. O. Woltz III	—	—	238,750	61,648	16,896	8,704
Gary D. Kniskern (2)	—	—	30,711	34,458	8,471	6,146
Michael C. Gazmarian (2)	—	—	42,812	48,435	11,805	8,720

(1)	The dollar value is calculated by determining the difference between the fair market value per share of theCommon Stock on September 26, 2003 and the option price per share.
(2)	Number of securities includes 38,169 and 53,247 for Messrs. Kniskern and Gazmarian, respectively, granted under a stock option exchange program (see “Executive Compensation Committee Report”).

EXECUTIVE COMPENSATION COMMITTEE REPORT

Overview

     The Executive Compensation Committee (the “Committee”) of the Board consists of three independent directors. The Committee regularly reviews and determines the base compensation of the Company’s Executive Officers and administers the stock option plan and incentive compensation plan of the Company. The Company’s executive compensation program consists of three principal components: (1) base salaries; (2) annual performance-based compensation; and (3) long-term incentives provided through the Company’s 1994 Employee Stock Option Plan. The Company’s Board believes that executive compensation should be closely correlated with the financial performance of the Company and that the Company’s policy with respect to base salaries, in combination with its annual performance-based compensation and its 1994 Employee Stock Option Plan, fulfill this objective. As a result of the weakening in the market conditions for the Company’s products and its recent financial performance, the Committee has reviewed the Company’s compensation plans and objectives to determine whether changes are warranted. A combination of interim and permanent changes in the Company’s compensation plans have been made to ensure that compensation is aligned with the Company’s financial performance.

Base Salaries

     The Committee reviews various comparative compensation data on an annual basis including proxy statements of comparable public companies to establish base salaries for the officers of the Company. The Company’s policy is to set base salaries near the median level of compensation for similar positions in similar industries. The Committee believes that this policy is necessary to retain management personnel and to recruit new members of management as required. However, in view of the recent financial performance of the Company, the Committee did not change the base compensation of the officers in fiscal 2003. The following base salaries have been in effect for the Executive Officers of the Company since February 2000, and are expected to remain in effect for 2004: Howard O. Woltz, Jr., Chairman of the Board, $161,740; H. O. Woltz III, President and CEO, $320,000; Michael C. Gazmarian, Chief Financial Officer and Treasurer, $190,000; and Gary D. Kniskern, Vice President - Administration and Secretary, $135,000.

Annual Performance-Based Incentive Compensation

     In 1995 the Company adopted its Return on Capital Incentive Compensation Plan (the “Plan”). Incentive compensation was earned in prior years under the terms of the Plan based primarily on improvements in the Company’s average return on capital after giving effect to the Company’s cost of capital. In fiscal 2000 the Committee determined that the Plan should be evaluated and updated with respect to certain parameters and drivers of the Plan. The Company retained an outside consultant to review the plan and to recommend changes consistent with the objectives of its executive compensation program. Following the initial phase of the consulting engagement, which occurred early in fiscal 2001, it became apparent that significant costs would be incurred by the Company to complete the engagement. In view of deteriorating business conditions and the Company’s weak financial performance, the Committee deferred further evaluation of the plan and terminated the consulting engagement following its initial phase. Subsequently, the Committee determined that the Plan should be terminated while the Company evaluated alternative incentive compensation approaches. The termination was effective September 29, 2001.

     In fiscal 1999 and 2000, the officers, and certain non-officer participants in the Plan, earned incentive compensation in excess of the amount paid to participants. Pursuant to the terms of the Plan, these excess amounts were deferred for future distribution. With respect to the officers of the Company, the terms of the Plan would have resulted in these amounts being paid in fiscal 2000 and in later years. Although the Plan called for payments to the Executive Officers in fiscal 2000 and 2001, these payments were withheld in view of the financial performance of the Company. Amounts payable to non-officer participants in the Plan were withheld in 2000, but non-officer participants received payments of all previously earned incentive compensation in fiscal 2001.

     Following the termination of the Plan, the Committee determined that it would be equitable and in the interest of the Company to distribute the amounts previously earned in the Plan by the Executive Officers of the Company over a specified time period. The Committee determined that previously earned amounts less than $25,000 would be paid during fiscal 2002 and that previously earned amounts more than $25,000 would be paid 50% in fiscal 2002 and 50% in fiscal 2003. During fiscal 2003, the following amounts were paid to the officers of the Company: Howard O. Woltz Jr., Board $73,839; H. O. Woltz III, $131,000; Michael C. Gazmarian, $71,044; and Gary D. Kniskern, $57,516. These payments represented the balance of bonus compensation earned prior to 2003 under the Plan. The incentive compensation previously earned by officers in the Plan, and paid in fiscal 2003, was reflected as compensation expense in the financial statements of the Company prior to fiscal 2001.

     The Company did not have an incentive compensation plan in place for executive management, including the Executive Officers of the Company, during fiscal 2002, and accordingly, no incentive compensation was earned by members of executive management during the year.

     In fiscal 2003, the Company adopted an incentive compensation plan covering certain salaried employees responsible for the selling, general management and administrative activities of the Company, including the Executive Officers (the “2003 Plan.”) Incentive compensation under the 2003 Plan is based upon the return on capital realized for the fiscal year relative to the Company’s weighted average cost of capital. Participants in the 2003 Plan were assigned a target bonus percentage of base compensation. The target bonus percentage would be earned if the Company’s operating income for the fiscal year equaled its approximate its weighted average cost of capital. If the Company’s operating income exceeded or fell short of its weighted average cost of capital, the incentive compensation percentage earned would increase or decrease proportionately. The zero bonus level is set at the approximate cost of the Company’s debt capital. Incentive payments are capped at two times the target bonus. Incentive compensation earned for a fiscal year is reflected as compensation expense in the year it is earned and is paid to participants in the first quarter of the following fiscal year. No amounts are banked or deferred. The target bonus percentage for the Executive Officers is 50% of base compensation.

     At fiscal 2003 year end, the Company’s operating income exceeded the weighted average cost of capital by an amount which yielded a bonus multiple of 0.092. For fiscal 2003, bonuses earned under the 2003 Plan for Executive Officers of the Company were: : Howard O. Woltz Jr., Chairman of the Board, $7,440; H. O. Woltz III,

President and Chief Executive Officer, $14,720; Michael C. Gazmarian, Chief Financial Officer and Treasurer, $8,740; and Gary D. Kniskern, Vice President Administration and Secretary, $6,210. These amounts were paid out during the first quarter of fiscal 2004.

Long-Term Incentive Compensation (Stock Options)

     As amended, the Company’s 1994 Employee Stock Option Plan authorizes the issuance of up to 1,500,000 shares of Common Stock that have been reserved for the benefit of key management employees of the Company upon the exercise of options granted under the plan. Options to purchase 231,650 shares of Common Stock were granted during fiscal 2003 under the stock option exchange program as discussed below. As of December 24, 2003, options to purchase an aggregate of 1,032,787 shares were outstanding at an average exercise price of $2.2952 per share. The shares issuable under the plan have been registered with the SEC.

     In 2002 the market value of the Company’s Common Stock had fallen to a level significantly below the exercise price at which certain options had been granted. In view of the Company’s difficult financial position and the salary freeze that had been instituted in 2000, retention of management talent became a concern to the Company. After reviewing various retention tools available, the Committee concluded that providing the opportunity for key employees to exchange, at a specified time in the future, previously issued options for new options would re-establish the incentive originally intended by grants made to key members of management. On November 12, 2002, the Board approved a one-time exchange program under the 1994 Employee Stock Option Plan. The exchange program specifically excluded H.O. Woltz III and Howard O. Woltz, Jr., but included Michael C. Gazmarian and Gary D. Kniskern among others. Under the terms of the exchange, participants could surrender eligible options during a surrender period that ended December 9, 2002. As of that date, Executive Officers surrendered options as follows: Michael C. Gazmarian, 159,742 shares and Gary D. Kniskern, 114,508 shares. As anticipated under the stock option exchange program, the Board approved issuance on a date that was more than six months from the date of cancellation of the surrendered options of one option for every three options surrendered. On June 13, 2003, the following options were granted to executive officers under the program: Michael C. Gazmarian, 53,247 shares and Gary D. Kniskern, 38,169 shares. Other than pursuant to the exchange program, no options were granted to Executive Officers in fiscal 2003. The following table presents information related to the exchange program for the applicable Executive Officers:

Length Of
			Market Price	Exercise		Original Term
		Number of	Of Stock	Price Of	New	Remaining At
	Date New	Shares	At Time	Surrendered	Exercise	Date of
Name	Options	Underlying	Of Grant	Shares	Price	New Grant
Position	Granted	New Options	($)	($)	($)	(Years)
Michael C. Gazmarian-	6/13/03	53,247	0.65	Hi 9.19	0.65	Hi 7.75
Chief Financial				Lo 2.12		Lo 1.25
Officer and Treasurer				Avg 5.64

Gary D. Kniskern-	6/13/03	38,169	0.65	Hi 9.19	0.65	Hi 7.75
Vice President-				Lo 2.12		Lo 1.75
Administration				Avg 5.64
and Secretary

     Options were granted during 2002 as follows: Howard O. Woltz, Jr., 32,400 shares; H.O. Woltz III, 64,000 shares; Michael C. Gazmarian, 38,000 shares and Gary D. Kniskern 27,000 shares. Options were granted at fair market value on the date of grant and vest in three installments over 2 years.

2003 CEO Compensation

     During fiscal 2003, the Chief Executive Officer’s base salary was $320,000. See “Base Salaries.”

     In fiscal 2002, Mr. Woltz received a distribution under the Return on Capital Incentive Compensation Plan of $131,000 which was 50% of the unpaid balance of the incentive compensation that was earned in prior years. In fiscal 2003, the remaining balance of the incentive compensation earned by Mr. Woltz in the amount of $131,000 was paid to Mr. Woltz. See “Annual Performance-Based Compensation.”

     Mr. Woltz received a stock option grant for 64,000 shares of the Company’s Common Stock during fiscal 2002 under the 1994 Employee Stock Option Plan. During fiscal 2002, options were granted with a value equal to 7% of Mr. Woltz’ annual base salary. (See “Long Term Incentive Compensation (Stock Options)” above.) Such options were granted at an option price equal to the fair market value on the date of grant. No stock options were granted to Mr. Woltz during fiscal 2003. (See “Long-Term Incentive Compensation (Stock Options)“above).

Change of Control Agreements

     During fiscal 2003, the Board, upon recommendation from the Executive Compensation Committee, entered into change of control agreements with key members of management including H. O. Woltz III, Michael C. Gazmarian and Gary D. Kniskern. The Executive Compensation Committee felt that change of control agreements were important to ensure continuity of management during a time when the Company was engaged in a review of its capital structure which could potentially lead to a change of control of the Company. These agreements specify the terms of separation in the event that termination of employment followed a change in control of the Company. The initial term of each agreement is two years and the agreements provide for an automatic renewal of one year unless the Company or the executive provides notice of termination as specified in the agreement. The agreements do not provide assurances of continued employment, nor do they specify the terms of an executive’s termination should the termination occur in the absence of a change in control. Under the terms of these agreements in the event of termination within two years of a change of control, Messrs Woltz and Gazmarian would receive severance benefits equal to two times base compensation, two times the average bonus for the prior three years and the continuation of health and welfare benefits for two years. Mr. Kniskern would receive severance benefits equal to one times base compensation, one times the average bonus for prior three years and the continuation of health and welfare benefits for one year. In addition, all stock options would vest immediately. In the event of termination, outplacement services would be provided for Messrs. Woltz, Gazmarian and Kniskern.

Policy with Respect to the $1 Million Deductible Limit

     Section 162(m) of the Internal Revenue Code (the “Code”) generally limits amounts that can be deducted for compensation paid to certain executives to $1,000,000 unless certain requirements are met. No executive officer receives compensation in excess of $1,000,000 and therefore there are no compensation amounts that are nondeductible at present. The Committee will continue to monitor the applicability of Section 162(m) to the Company’s compensation program.

     The Committee believes that the foregoing combination of base salaries, annual performance-based compensation and long-term incentive compensation have helped develop a senior management group dedicated to achieving significant improvement in both the short-term and long-term financial performance of the Company.

EXECUTIVE COMPENSATION COMMITTEE
C. Richard Vaughn (Chairman)
W. Allen Rogers, II
William J. Shields

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     C. Richard Vaughn, a member of the Executive Compensation Committee, is Chairman of the Board of Directors of John S. Clark Company, Inc. (“Clark”), a general building contractor, and Chairman of the Board of Riverside Building Supply, Inc. (“Riverside”), both located in Mount Airy, North Carolina. During the last fiscal year, the Company made no payments to Clark or Riverside. Riverside made payments to the Company in the amount of $4,722 for the purchase of materials. The Company believes that the terms of the transactions with Riverside were no less favorable to the Company than transactions with unaffiliated entities.

REMUNERATION OF DIRECTORS

Annual Retainer Awards and Meeting Fees

     Each of the Company’s non-employee directors receives an annual retainer award plus reimbursement of expenses incurred as a director under a proposal adopted at the 1998 Annual Meeting of Shareholders. The amount of the annual retainer award for each year is determined by the Board before the start of the retainer year. The retainer year begins on the date of the Annual Meeting of Shareholders at which directors are elected and ends on the date of the next Annual Meeting of Shareholders at which directors are elected. The retainer award may be paid in cash or in shares of Common Stock of the Company, or a combination of cash and Common Stock, as determined by the Board. The designated cash portion of the retainer will be paid in equal quarterly installments and the designated stock portion of the retainer will be paid at the annual meeting of the Board following the Annual Meeting of Shareholders at which directors are elected. The annual retainer award paid for 2003 to each non-employee director was $18,000, all of which was paid in cash. Members of the Audit and Executive Compensation Committees receive a fee of $500 for each in-person meeting and a fee of $150 for each telephonic meeting. Non-employee directors are eligible to receive stock options under the 1994 Director Stock Option Plan (discussed below).

Director Stock Option Plans

     The Company’s 1994 Director Stock Option Plan permits the issuance of up to 200,000 shares of Common Stock pursuant to the grant of stock options to non-employee directors of the Company. The plan, as amended November 2002, provides that, following the close of business of the Company on the date of each Annual Meeting of Shareholders, each non-employee director will receive an option to purchase 3,600 shares of the Company’s Common Stock exercisable at the fair market value of the Common Stock on the date of grant. These options vest in full at the time of grant. The plan also authorizes the Board to grant options to non-employee directors who are appointed or elected to the Board at a time other than at the Annual Meeting. These options are subject to the same general terms and conditions as options granted following the annual meeting. During fiscal 2003, options to purchase 3,600 shares at an exercise price of $0.71 were granted to each non-employee director of the Company. Under the amended plan, each non-employee director is expected to receive options to purchase 3,600 shares of the Company’s Common Stock at the close of business on July 20, 2004, the date of the 2004 Annual Meeting of Shareholders. The option price is equal to the fair market value per share of the Common Stock on the date of grant. The shares issuable under the plan have been registered with the SEC.

     On February 7, 1995, the Board of the Company adopted a non-qualified stock option plan for the benefit of Louis E. Hannen, a director. Under the plan, Mr. Hannen was granted an option to purchase 19,965 shares of the

Company’s Common Stock at the exercise price of $7.875. The options are fully vested and expire February 7, 2005. The shares issuable under the plan are not registered with the SEC.

CORPORATE GOVERNANCE

     The Company’s Board held eight meetings during fiscal 2003. All directors attended at least 75% of the meetings of the Board and of the meetings of the committees upon which they served.

     The Board has an Audit Committee, which assists the Board in fulfilling its responsibilities to shareholders concerning the Company’s accounting, financial reporting process and internal controls, and facilitates open communication between the Audit Committee, Board, outside auditors and management. The Audit Committee discusses with management and the outside auditors the financial information developed by the Company, the Company’s system of internal controls and the Company’s audit process. The Audit Committee is charged with the responsibility of selecting the independent auditors. The independent auditors meet with the Audit Committee (both with and without the presence of the Company’s management) to review and discuss various matters pertaining to the audit, including the Company’s financial statements, the report of the independent auditors on the results, scope and terms of their work, and their recommendations concerning the financial practices, controls, procedures and policies employed by the Company. The Board has adopted a written charter for the Audit Committee, which was amended August 2003 and is posted on the Company’s website (www.insteel.com). The Audit Committee consists of Messrs. Hannen (Chairman), Newsome and Pechota. The Board, at its meeting in August 2003, declared that each of the members of the Audit Committee meets the definition of “independent” as specified under NASDAQ rules. At the same meeting, the Board also declared that Mr. Pechota qualified as an Audit Committee Financial Expert as defined in the Sarbanes-Oxley Act of 2002. Also at the August 2003 meeting, the Board adopted a Pre-Approval Policy regarding audit and non-audit fees which is posted on the Company’s website (www.insteel.com). The Audit Committee met six times during fiscal 2003. (See “Audit Committee Report.”)

     The Executive Compensation Committee of the Board makes salary recommendations to the Board for executive officers and administers the employee stock option program. This committee is comprised of Messrs. Vaughn (Chairman), Rogers and Shields. . (See “Executive Compensation Committee Report.”) The Executive Compensation Committee met four times during fiscal 2003.

     The Company’s Board does not have a standing nominating committee or related nominating committee charter. The full board performs the functions of a nominating committee and accordingly, not all persons performing the nominating committee functions are independent under NASDAQ rules. The Board does not believe that a separate nominating committee is necessary because the full board, a majority of which are independent, review all candidates. In carrying out its director nomination functions, the Board’s responsibilities include seeking, identifying, screening, evaluating and recommending director candidates for nomination by the Board of Directors. The Board evaluates all director candidates, regardless of the recommending party, against the same criteria. The Board evaluates any candidate’s qualifications to serve as a member of the Board based on the skills and characteristics of individual Board members as well as the composition of the Board as a whole. In addition, the Board will evaluate a candidate’s independence and diversity, age, skills and experience in the context of the Board’s needs.

     The Board does not have a separate policy with respect to director candidates recommended by shareholders, but will consider such recommendations. Shareholders should submit any such recommendations in writing c/o Insteel Industries, Inc. 1373 Boggs Drive, Mount Airy, North Carolina 27030, Attention Secretary. In addition, in accordance with the Company’s Bylaws, any shareholder entitled to vote for the election of directors at the applicable meeting of shareholders may nominate persons for election to the Board of Directors if such shareholder complies with the notice procedures set forth in the Bylaws and summarized in “Shareholders’ Proposals for the 2005 Annual Meeting” below.

     Shareholders can send communications to the Board and, if applicable, to any if its committees or to specified individual directors in writing c/o Insteel Industries, Inc. 1373 Boggs Drive, Mount Airy, North Carolina 27030, Attention Secretary. The Company screens mail for security purposes and all pertinent business correspondence is forwarded to the applicable director.

     The Company’s policy is that directors attend the annual meeting of shareholders. All nine (9) directors attended the 2003 annual meeting of shareholders.

AUDIT COMMITTEE REPORT

     As noted above, management is responsible for the Company’s internal controls and the financial reporting process. The independent public accountants are responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The Committee’s responsibility is to monitor and oversee these processes.

     In this context, the Committee has reviewed the audited financial statements for the fiscal year ended September 27, 2003 and has met and held discussions with respect to such audited financial statements with management and Grant Thornton LLP (“GT”), the Company’s independent public accountants. Management represented to the Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles. The Committee and GT have discussed those matters that are required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

     GT also provided to the Committee the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and discussed the independence of GT with the Committee.

     Based on the Committee’s review of the audited financial statements, discussions with management and GT, and the Committee’s review of the representations of management and the written disclosures and report of GT, the Committee recommends that the Board include the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended September 27, 2003 filed with the SEC.

     As a result of the passage of the Sarbanes-Oxley Act of 2002, certain duties and responsibilities of the Audit Committee were changed and the charter of the Audit Committee has been amended to comply with the new regulations. The revised charter of the Audit Committee is posted on the Company’s website (www.insteel.com).

AUDIT COMMITTEE
Louis E. Hannen (Chairman)
Gary L. Pechota
Charles B. Newsome

     The foregoing Audit Committee Report shall not be incorporated by reference into any of the Company’s prior or future filings with the Securities and Exchange Commission, except as otherwise explicitly specified by the Company in any such filing.

DISCLOSURE OF AUDITORS’ FEES

     Set forth below is certain information relating to the aggregate fees billed by Arthur Andersen LLP (“AA”), the Company’s prior independent auditor, and GT for professional services rendered for the fiscal years ended September 28, 2002 and September 27, 2003. Certain amounts for 2002 have been reclassified to conform to the 2003 presentation.

	2002		2003
Type of Fee	AA	GT	AA	GT
Audit Fees	$12,500	$80,750	—	$126,500
Audit-Related Fees	—	—	$1,250	$1,250
Tax Fees	$3,700	$8,500	—	$6,000
All Other Fees	—	—	—	—

Total	$16,200	$89,250	$1,250	$133,750

Audit Fees

     The aggregate fees billed by AA for professional services rendered for reviews of the financial statements included in the Company’s Quarterly Reports on Form 10-Q for the first two quarters of fiscal 2002 were $12,500.

     The aggregate fees billed by GT for professional services rendered for the audit of the Company’s annual financial statements for the fiscal year ended September 28, 2002 and for the reviews of the financial statements included in the Company’s Quarterly Reports on Form 10-Q for that the third quarter of fiscal 2002 were $80,750.

Audit Related Fees

     The aggregate Audit Related fees billed by AA were related to preliminary compliance work associated with the Sarbanes-Oxley Bill of 2002.

Tax Fees

     The aggregate Tax Fees billed by AA and GT for 2002 and 2003 were related to tax compliance and reporting review services.

     The Company’s Board has adopted an Audit Committee Pre-Approval Policy whereby the Audit Committee is responsible for pre-approving all Audit, Audit Related, Tax and other Non-Audit Related Services to be performed by the independent auditors. The Board of Directors has authorized the Audit Committee Chair to pre-approve any Audit Related, Tax or other Non-Audit Related Services that are to be performed by the independent auditors that need to be approved between Audit Committee meetings. Such interim pre-approvals shall be reviewed with the full Audit Committee at its next meeting for its ratification.

     The Audit Committee has considered whether the provision of non-audit services is compatible with maintaining the principal accountant’s independence.

PERFORMANCE GRAPH

     The following graph compares the cumulative total shareholder return on the Company’s Common Stock, based on the market price of the Common Stock and assuming a $100 investment on September 30, 1998 and the reinvestment of dividends, with the cumulative total return of companies on the Standard & Poor’s 500 Index and the Standard & Poor’s Manufacturing (Diversified Industrial) Index. The indices are included for comparison purposes only and do not necessarily reflect management’s opinion that these indices are appropriate measures of the relative performance of the Company’s Common Stock. The graph is not intended to forecast or be indicative of the future performance of the Company’s Common Stock. The following performance graph shall not be deemed incorporated by reference in any filing made under the Securities Act of 1933 or the Securities Exchange Act of 1934, and shall not otherwise be deemed filed under such acts.

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
AMONG INSTEEL INDUSTRIES, INC., THE S & P 500 INDEX
AND THE S & P BUILDING PRODUCTS INDEX

*  $100 invested on 9/30/98 in stock or index-including reinvestment of dividends. Fiscal year ending September 30.

	Cumulative Total Return
	9/98	9/99	9/00	9/01	9/02	9/03
INSTEEL INDUSTRIES, INC.	100.00	192.64	90.74	17.87	14.52	15.63
S & P500	100.00	127.81	144.78	106.24	84.48	105.09
S & P BUILDING PRODUCTS	100.00	110.91	65.10	68.80	69.40	90.22

TRANSACTIONS WITH MANAGEMENT AND OTHERS

     In May 1997, the Company sold the assets of its ICS (“Insteel Construction Systems”) division to ICS 3-D Panel Works, Inc. (“ICSPW”), a new corporation organized by the division’s management group. Howard O. Woltz, Jr., Chairman of the Company, is a principal Shareholder and a member of the board of directors of ICSPW. Prior to the sale, the Audit Committee of the Company’s Board reviewed the terms of the proposed transaction, focusing in particular on the participation of Mr. Woltz, Jr. as an investor in and director of ICSPW. Based upon the continuing operating losses of ICS and the prospective financial benefit to the Company from the sale of the division, the Audit Committee concluded that Mr. Woltz, Jr.’s participation was essential to the transaction and approval of the transaction was in the best interests of the Company. The sale of the equipment was financed by the Company and secured by a UCC Financing Statement. The real property was retained by the Company and leased to ICSPW. The indebtedness remains unpaid In October 2003, ICSPW transferred its assets to a trustee under an Assignment for Benefit of Creditors. It is expected that the business will continue to operate for a short period of time and then the trustee will seek buyers for the assets. The Company will sell the real property. It is not anticipated that the Company will receive full payment of the amounts owed. As of May 28, 2004, unpaid principal on the promissory note was $895,798. The entire balance has been reserved.

     Frances H. Johnson, a director, is President, and along with members of her family, owner of Johnson Concrete Company. Charles B. Newsome, a director, is Executive Vice President and General Manager of Johnson Concrete Company. During fiscal 2003, Johnson Concrete purchased materials from the Company valued at $276,200 ($402,383 for fiscal 2002) for use or resale in their normal course of business.

     Management believes that amounts paid by the Company in connection with the transactions described above are reasonable and no less favorable to the Company than would have been paid or received pursuant to arms’ length transactions with unaffiliated parties.

INDEPENDENT PUBLIC ACCOUNTANTS

     On July 27, 2002, the Company, with Board approval and based on the recommendation of the Audit Committee, dismissed AA and appointed GT to replace AA as the Company’s independent public accountants. AA had not issued any adverse or qualified opinion during the previous two year period nor were there any disputes between AA and the Company. The appointment of GT followed a search and proposal process that resulted in a recommendation by the Audit Committee to appoint GT as the Company’s independent public accountants. Management is aware of no direct financial interest or any material indirect financial interest existing between the Company and its accountants.

     During the Company’s two most recent fiscal years ended September 27, 2003 and September 28, 2002, and the subsequent interim six-month period ended June 28, 2003, the Company did not consult with GT regarding any of the matters or events set forth in Item 304 (a)(2)(i) and (ii) of Regulation S-K.

     For fiscal year 2003, the GT was selected to serve as Company’s independent public accountants upon recommendation of the Audit Committee. A representative from GT is expected to be present at the Annual Meeting of Shareholders and will have the opportunity to make a statement if so desired as well as respond to appropriate questions.

ANNUAL REPORT ON FORM 10-K

     Copies of the Company’s Annual Report on Form 10-K for the year ended September 27, 2003, including financial statements and schedules, are available upon written request, without charge, to the persons whose proxies are solicited. Any exhibit to Form 10-K is also available upon written request at a reasonable charge for copying and mailing. Written requests should be made to Michael C. Gazmarian, Chief Financial Officer and Treasurer, 1373 Boggs Drive, Mount Airy, NC 27030.

OTHER MATTERS

     The Board does not know of any other matter which may come before the Meeting. If any other matters are properly presented to the Meeting, it is the intention of the persons named as proxies in the accompanying proxy card to vote, or otherwise to act, in accordance with their best judgment on such matters.

     The Board hopes that Shareholders will attend the Meeting. Whether or not you plan to attend, you are urged to sign, date and complete the enclosed proxy card and return it in the accompanying envelope. A prompt response will greatly facilitate arrangements for the Meeting, and your cooperation will be appreciated. Shareholders who attend the Meeting may vote their shares even though they have sent in their proxies.

SHAREHOLDER PROPOSALS FOR THE 2005 ANNUAL MEETING

     Any shareholder desiring to present a proposal to be included in the proxy statement for action at the Company’s 2005 Annual Meeting must deliver the proposal to the Company at its principal executive offices no later than 120 days prior to the anniversary of the mailing date for the prior year’s annual meeting proxy statement. However, because the Company anticipates moving the date of the 2005 Annual Meeting back to a date in February which is more than 30 days from the anniversary of the date of the 2004 Annual Meeting, the deadline to submit a proposal for inclusion in the proxy statement is set at September 20, 2004. In addition, such proposals must comply with the requirements of Rule 14a-8 under the Exchange Act.

     Under the Company’s by-laws, in order for a shareholder to bring other business before a shareholder meeting, timely notice must be delivered to, or mailed to and received by, the Secretary of the Company at the Company’s principle offices not less than 90 days prior to the anniversary of the mailing date for the prior year’s annual meeting proxy statement. However, because the Company anticipates moving the date of the 2005 Annual Meeting back to a date in February which is more than 30 days from the anniversary of the date of the 2004 Annual Meeting, the deadline to deliver notice to the Company is set at October 20, 2004.

     Such notice must include:

•	a brief description of the business desired to be brought before the meeting and the reasons for bringing such business before the meeting;

•	the name and address, as they appear on the Company’s books, of each holder of voting securities proposing such business;

•	the class and number of common shares or other securities of the Company that are owned of record by such holder; and

•	any material interest of such shareholder in such business.

     These requirements are separate from the requirements a shareholder must meet to have a proposal included in the Company’s proxy statement. If a shareholder fails to provide timely and proper notice of a proposal to be presented at the 2005 Annual Meeting, the proxies designated by the Board of the Company will have discretionary authority to vote on any such proposal.

     Under the Company’s by-laws, in order for a shareholder to nominate a candidate for Director, timely notice must be delivered to, or mailed to and received by, the Secretary of the Company at the Company’s principle offices not less than 90 days prior to the anniversary of the mailing date for the prior year’s annual meeting proxy statement. However, because the Company anticipates moving the date of the 2005 Annual Meeting back to a date in February which is more than 30 days from the anniversary of the date of the 2004 Annual Meeting, the deadline to deliver notice to the Company is set at October 20, 2004.

     The shareholder filing the notice of nomination must include:

•	the information set forth in the bullets above;

•	the name and address of the person nominated by such shareholder;

•	a representation that such shareholder intends to appear in person or by proxy at such meeting to nominate the person or persons specified in the notice;

•	a description of all arrangements or understandings between such shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by such shareholder; and

•	any other information relating to such person that is required to be disclosed in solicitations of proxies for election of directors or is otherwise required by the rules and regulations of the Securities and Exchange Commission promulgated under the Exchange Act; and

•	the written consent of such person to be named in the proxy statement as a nominee and to serve as a director if elected.

In each case the notice must be given by personal delivery or by United States certified mail, postage prepaid, to the Secretary of the Company, whose address is c/o Insteel Industries, Inc. 1373 Boggs Drive, Mount Airy, North Carolina 27030. The amended by-laws are available on the Company’s Internet website at www.insteel.com. Any shareholder desiring a copy of the Company’s by-laws will be furnished one without charge upon written request to the Secretary. A copy of the amended by-laws is filed as an exhibit to the Company’s Quarterly Report on Form 10-Q, for the quarter ended April 3, 1999 (filed with the SEC on May 14, 1999), and is available at the SEC’s Internet website (www.sec.gov).

HOUSEHOLDING

     The SEC delivery rules can be satisfied by delivering a single proxy statement and annual report to shareholders to an address shared by two or more of our shareholders. This delivery method is referred to as householding. A single copy of the annual report and of the proxy statement will be sent to multiple shareholders who share the same address unless the Company has received contrary instructions from one or more of the shareholders.

     If you prefer to receive a separate copy of the proxy statement or the annual report, please write to Investor Relations, c/o Insteel Industries, Inc. 1373 Boggs Drive, Mount Airy, North Carolina 27030 or telephone our Investor Relations Department at (336) 786-2141, and we will promptly send you separate copies. If you are currently receiving multiple copies of the proxy statement and annual report at your address and would prefer to receive only a single copy of each to be delivered thereto, you may contact the Company at the address or telephone number provide above.

By Order of the Board of Directors

Gary D. Kniskern
Secretary

Mount Airy, North Carolina
June 21, 2004

Form of Proxy

PROXY
INSTEEL INDUSTRIES, INC.
1373 Boggs Drive — Mount Airy, North Carolina 27030

PROXY FOR ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON
July 20, 2004

This Proxy is being solicited on behalf of the Board of Directors of the Company.

     The undersigned, having received notice of the Annual Meeting of Shareholders and the Board of Directors’ proxy statement therefor, and revoking all prior proxies, hereby appoint(s) Howard O. Woltz, Jr. and H. O. Woltz, III, and each of them, as agents and proxies of the undersigned (with full power of substitution in them and each of them) for and in the name(s) of the undersigned to attend the Annual Meeting of Shareholders of Insteel Industries, Inc. (the “Company”) to be held at the Cross Creek Country Club, 1129 Greenhill Road, Mount Airy, North Carolina 27030, on Tuesday, July 20, 2004, at 10:00 a.m. local time, and any adjournments thereof, and to vote and act upon the following matters proposed by the Company in respect of all shares of Common Stock of the Company which the undersigned may be entitled to vote or act upon, with all the powers the undersigned would possess if personally present. In their discretion, the proxy holders are authorized to vote upon such other matters as may properly come before the meeting or any adjournments thereof. The shares represented by this proxy will be voted as directed by the undersigned. If no direction is given with respect to any election to office, this proxy will be voted as recommended by the Board of Directors. Attendance of the undersigned at the meeting or at any adjournment thereof will not be deemed to revoke this proxy unless the undersigned shall revoke this proxy in writing.

     Whether or not you plan to attend the Annual Meeting, you are urged to complete, date and sign this proxy and return it in the accompanying envelope. A vote “FOR” each director nominee is recommended by the Board of Directors.

(1)	Election of Three Directors

Nominees: Howard O. Woltz, Jr., C. Richard Vaughn; Louis E. Hannen

☐ VOTE FOR all nominees listed (except as marked to the contrary).

☐ WITHHOLD AUTHORITY to vote for all nominees listed.

INSTRUCTION: To withhold authority to vote for any individual nominee, strike a line through the nominee’s name.

(2)	To vote, in the discretion of said agents and proxies, upon such other business as may properly come before the meeting or any adjournment thereof.

Please sign and return in the enclosed postage-paid envelope. See other side.
(continued and to be signed on reverse side)

(continued from other side)

The undersigned understands that the shares of Common Stock represented by this proxy will be voted as specified and if no choice is specified, the proxy will be voted FOR the election of all nominees for director. If any other business is properly presented at the Annual Meeting or any adjournment thereof, this proxy will be voted in the discretion of the agents appointed herein.

Dated:

SIGNATURES

__________________________

__________________________

Note: Please sign exactly as name appears hereon. When shares are held by joint owners, each owner should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by authorized officer, giving full title. If a partnership, please sign in partnership name by authorized person, giving full title.

☐     Please mark this box if you plan to attend the meeting.

☐     Has your address changed? If so, please provide your new address:

__________________________

__________________________

IMPORTANT! PLEASE SIGN, DATE AND RETURN PROMPTLY.